Exhibit 99.1

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

CELLEGY PHARMACEUTICALS, INC.

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Richard C. Williams and Robert J. Caso, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, all shares of common stock of Cellegy Pharmaceuticals, Inc., (the “Company”) held of record by the undersigned on _____________, at the Annual Meeting of Stockholders to be held on _________, 200_, at the offices of ___________________, at ____ a.m. EST, and any adjournments thereof, (1) as hereinafter specified upon the proposals listed below and on the reverse side and as more particularly described in the joint proxy statement/prospectus of the Company, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR DIRECTOR NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH DIRECTOR NOMINEE OR PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR NOMINEES LISTED IN PROPOSAL NO. 5 AND FOR PROPOSAL NOS. 1, 2, 3, 4, 6 AND 7.

1.
TO APPROVE THE ISSUANCE OF CELLEGY COMMON STOCK TO ADAMIS STOCKHOLDERS AND THE RESULTING CHANGE IN CONTROL OF CELLEGY PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION, DATED FEBRUARY 12, 2008, BY AND AMONG CELLEGY, CELLEGY HOLDINGS AND ADAMIS (THE “MERGER AGREEMENT”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
TO AMEND CELLEGY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “RESTATED CERTIFICATE”) TO EFFECT A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF CELLEGY COMMON STOCK, AS PROVIDED IN THE MERGER AGREEMENT, AT A RATIO ANTICIPATED TO BE APPROXIMATELY 1:9.945.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
TO AMEND THE RESTATED CERTIFICATE TO CHANGE THE COMPANY’S NAME TO “ADAMIS PHARMACEUTICALS CORPORATION” EFFECTIVE UPON THE CLOSING OF THE PROPOSED MERGER TRANSACTION WITH ADAMIS, AND TO APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO BECOME EFFECTIVE UPON THE CLOSING OF THE PROPOSED MERGER TRANSACTION WITH ADAMIS.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
TO AMEND THE RESTATED CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 175,000,000 AND PREFERRED STOCK FROM 5,000,000 TO 10,000,000, EFFECTIVE UPON THE CLOSING OF THE PROPOSED MERGER TRANSACTION WITH ADAMIS, AND TO APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO BECOME EFFECTIVE UPON THE CLOSING OF THE PROPOSED MERGER TRANSACTION WITH ADAMIS.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	TO APPROVE A NEW 2009 EQUITY INCENTIVE PLAN, TO BECOME EFFECTIVE UPON THE CLOSING OF THE PROPOSED MERGER TRANSACTION WITH ADAMIS.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	ELECTION OF DIRECTORS:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except as marked to the contrary below)		to vote for all nominees listed below

Election of the following nominees as directors: Richard C. Williams; John Q. Adams, Sr.; Robert B. Rothermel; Tobi B. Klar, M.D.; and Thomas M. Steinberg; provided, however, that if the proposed merger with Adamis is consummated, Ms. Klar and Mr. Steinberg are expected to resign and Dennis J. Carlo, Richard L. Aloi and David J. Marguglio are expected to be appointed to serve as directors of Cellegy..

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

7.	TO APPROVE, IF NECESSARY, AN ADJOURNMENT OF THE CELLEGY ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSALS OUTLINED ABOVE.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL NO. 6 AND “FOR” APPROVAL OF EACH OF THE OTHER PROPOSALS.

Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING